                                                                   EXHIBIT 10.17

                            RSA DATA SECURITY, INC.
                         100 Marine Parkway, Suite 500
                          Redwood City, CA 94065 USA

                                March 31, 1998

Trintech Group                            * - Material has been omitted
Trintech House                            pursuant to a request for
South County Business Park,               confidential treatment.  This material
Leopardstown, Dublin 18, Ireland          has been filed separately.

Re: Marketing Arrangements between RSA Data Security. Inc. ("RSA"), its parent, Security Dynamics Technologies, Inc. ("SDTI"), Trintech Manufacturing, Ltd. ("Trintech") and Trintech Inc. a U.S. subsidiary of Trintech ("Trintech Inc.").

Ladies and Gentlemen:

In connection with the Software Source Code License Agreement (the "License Agreement") of even date herewith between RSA and Trintech, the parties will engage in the following marketing, activities in order to publicize the relationship between RSA and Trintech, and to encourage sales of Trintech products which: (i) incorporate RSA's S/PAY(TM) technology, and/or (ii) which are S/PAY enabled (such Trintech products collectively, the "S/PAY Products").

1)   Trade Show Participation Trintech Demo Space.
     ---------------------------------------------

     a)  Trade Show Participation. The parties shall share equally the cost of
         ------------------------
         participation in the Internet Electronic Commerce ("IEC") Show which will take place in April in New York City. These costs include costs associated with booth rental, mutually agreeable signage and shipping of necessary materials to the trade show. Such costs are estimated to be approximately $20,000 in the aggregate. Notwithstanding the foregoing, each party shall assume all travel, food and lodging costs incurred by its personnel in connection with such party's participation in the trade show.

     b)  Trintech Demo Space. RSA will reserve space in the IEC booth for
         -------------------
         demonstration by Trintech of its products (including the S/PAY Products), and in connection therewith, Trintech will keep one person in the IEC booth at all times during the hours of operation of the trade show.

     c)  Public Communications. The parties will work together to create
         ---------------------
         mutually acceptable marketing materials for purposes of communicating the substance of this joint marketing arrangement to the industry and press.

2)   Promotion of Trintech Products; Referral Fee.
     --------------------------------------------

     a)  Promotion or Trintech products. RSA and its parent, Security Dynamics
         -------------------------------
     Technologies, Inc. ("SDTI"), will use reasonable efforts to promote to their customers the S/PAY

          Products. In the event that RSA or SDTI identifies a prospective customer for the S/PAY Products, RSA or SDTI, as the case may be, shall refer that customer to Trintech so that Trintech may enter into a license agreement with such customer for the S/PAY Products. Trintech shall have sole and exclusive control over the terms and conditions of such license agreements.

     b)   Referral Fee. Upon execution of any license agreement for S/PAY
          -------------
          Products resulting from a Qualified Lead, Trintech shall pay RSA or SDTI, as appropriate, a referral fee ("Referral Fee") equal to * of the software license fees payable by the licensee to Trintech in the first year of that license agreement, net of any license fees paid by Trintech to third parties who have licensed to Trintech technology embedded in the S/PAY Products. Amounts due to RSA and SDTI hereunder shall be paid within forty-five (45) days following the end of any calendar quarter in which Trintech receives software license fees from customers for which a Referral Fee is due. For the purposes of this Section, a "Qualified Lead" is defined in Attachment "B", attached hereto

     c)   Amounts Due Upon Termination. Upon termination of this Agreement,
          ----------------------------
          Trintech shall pay RSA and SDTI all amounts due to such parties hereunder.

3)   Delivery of Product Documentation and Training. In order to facilitate the
     ----------------------------------------------
     promotional efforts referred to in the foregoing Paragraph, Trintech will furnish RSA and SDTI with copies of Trintech's product collateral, technical documentation, and other materials for the S/PAY Products. In addition, Trintech will train RSA and SDTI sales personnel regarding the features, selling points and distribution strategy of the S/PAY Products. Such training will take place at RSA and SDTI's facilities located in the United States.

4)   Cross Linking of Internet Sites. During the term of this Agreement, each of
     --------------------------------
     RSA and Trintech shall maintain on their respective Internet sites a link to the other party's Internet site. Each link shall be located in a reasonably prominent position not more than one level away from the first page of each party's Internet site.

5)   Transfer of Sales Leads. During the ninety (90) day period following
     ------------------------
     execution of this Agreement, RSA will transfer to Trintech all sales leads for the S/PAY Products. To that end, as soon as practicable following execution of this Agreement, RSA shall deliver to Trintech a list of all current sales leads for such products, together with a description of the status of each such lead.

6)   SET Compliance Testing. RSA will use its reasonable engineering efforts to
     -----------------------
     assist Trintech Inc. in modifying the cardholder, merchant and acquirer entities of S/PAY: (i) to perform the minimum required functionality that conforms to the SET 1.0 Specification, as defined in the License Agreement and as further detailed in Attachment "A" hereto, and (ii) such that each of the cardholder, merchant and acquirer entities of S/PAY are capable of passing the compliance testing as defined by SETco, a company created to test compliance on behalf of MasterCard and Visa. For the purposes of this Section, "reasonable engineering efforts" means:

     (A) RSA making available to Trintech Inc. (i) up to five (5) engineers beginning on the effective date hereof and continuing until April 30, 1998; (ii) up to three (3) engineers and one (1) quality assurance testing person as needed from May 1, 1998 through August 31, 1998; and
          (iii) one (1) engineer from September 1, 1998, through November 1, 1998. Such engineering resources shall only be available to Trintech Inc., either at Trintech Inc.'s or RSA's U.S. facilities, and Trintech Inc. agrees to reimburse RSA for reasonable travel and related expenses incurred by RSA in providing such engineering resources; and

     (B) RSA hosting up to five (5) Trintech Inc. engineers at RSA's bay area facility beginning on the effective date hereof and continuing through July 1, 1998; provided RSA be given reasonable advance notice of the individuals' names, nationality, anticipated dates and duration of their respective visits to RSA.

    Any software created as a result of these efforts by RSA will be delivered to Trintech Inc. and considered a Derivative Work of the License Software created by of Trintech, Inc. under the License Agreement and so licensed thereunder according to the terms thereof.

7)  Best Customer Pricing. In the event that RSA offers an SSL-enabled product
    ----------------------
    generally available on a commercial basis, then RSA shall offer Trintech a license to such technology on substantially similar terms and conditions, which are no less favorable than offered to other licensees of such technology.

8)  Confidentiality.
    ----------------

    a)  "Confidential Information" means any information: (i) disclosed by one
         ------------------------
        Party (the "Disclosing Party") to the other (the "Receiving Party"),
                    ----------------                      ---------------
        which, if in written, graphic, machine-readable or other tangible form is marked as "Confidential" or "Proprietary", or which, if disclosed orally or by demonstration, is identified at the time of initial disclosure as confidential and reduced to writing and marked "Confidential" within thirty (30) days of such disclosure: or (ii) which is otherwise deemed to be confidential by the terms of this Agreement.

    b)  Exclusions. Notwithstanding the generality of the foregoing,
        ----------
        Confidential Information shall exclude information that the Receiving Party can demonstrate: (i) was independently developed by the Receiving Party without any use of the Disclosing Party's Confidential Information or by the Receiving Party's employees or other agents for independent contractors hired by the Receiving Party) who have not been exposed to the Disclosing Party's Confidential Information: (ii) becomes known to the Receiving Party, without restriction, from a source other than the Disclosing Party without breach of this Agreement and that had a right to disclose it; (iii) was in the public domain at the time it was disclosed or becomes in the public domain through no act or omission of the Receiving Party; or (iv) was rightfully known to the Receiving Party, without restriction, at the time of disclosure.

    c)  Compelled Disclosure, if the Confidential Information of a Disclosing
        --------------------
        Party must be disclosed by the Receiving Party pursuant to the order or requirement of a court.

        administrative agency, or other governmental body, the Receiving Party shall (i) provide prompt notice thereof to the Disclosing Party and (ii) use its best efforts to obtain a protective order or otherwise prevent public disclosure of such information.

     d) Confidentiality Obligation. The Receiving Party shall treat as
        --------------------------
        confidential all of the Disclosing Party's Confidential Information and shall not use such Confidential Information except as expressly permitted under this Agreement. Without limiting the foregoing, the Receiving Party shall use at least the same degree of care which it uses to prevent the disclosure of its own confidential information of like importance, but in no event with less than reasonable care, to prevent the disclosure of the Disclosing Party's Confidential Information.

     e) Confidentiality of Agreement. Each Party agrees that the terms and
        ----------------------------
        conditions, but not the existence, of this Agreement shall be treated as the other's Confidential Information and that no reference to the terms and conditions of this Agreement or to activities pertaining thereto can be made in any form of public or commercial advertising without the prior written consent of the other Party; provided, however, that each
                                                  --------  -------
        Party may disclose the terms and conditions of this Agreement: (i) as required by any court, or other governmental body; (ii) as otherwise required by law; (iii) to legal counsel of the Parties; (iv) in connection with the requirements of an initial public offering or securities filing (v) in confidence, to accountants, bunks, and financing sources and their advisors; (vi) in confidence, in connection with the enforcement of this Agreement or rights under this Agreement; or (vii) in confidence, in connection with a merger or acquisition or proposed merger or acquisition, or the like.

     f) Remedies. Unauthorized use by a Party of the other Party's Confidential
        --------
        Information will diminish the value of such information. Therefore, if a Party breaches any of its obligations with respect to confidentiality or use of Confidential Information hereunder, the other Party shall be entitled to seek equitable relief to protect its interest therein, including but not limited to injunctive relief, as well as money damages.

9)   LIMITATIONS OF LIABILITY. NEITHER PARTY HERETO SHALL BE LIABLE FOR ANY
     ------------------------
     CONSEQUENTIAL, INCIDENTAL, INDIRECT, SPECIAL OR PUNITIVE DAMAGES ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. SUCH LIMITATIONS OF LIABILITY SHALL APPLY REGARDLESS OF THE CAUSE OF ACTION UNDER WHICH SUCH DAMAGES ARE SOUGHT, INCLUDING, WITHOUT LIMITATION, BREACH OF CONTRACT, NEGLIGENCE, STRICT LIABILITY, OR OTHER TORT.

10)  Term and Termination.
     --------------------

     a)  Term. This Agreement shall remain in full force and effect for two (2)
         ----
         years from the date set forth above, unless terminated earlier pursuant to this Section 11. Thereafter, the term of this Agreement shall automatically extend for successive twelve (12) month renewal terms unless either party gives the other written notice, at least sixty (60) days prior to the expiration of the then-current term of its intention to terminate the Agreement effective 31 the end of the then-current term.

     b)  Termination Event. This Agreement will terminate on the occurrence of
         -----------------
         any or the following conditions:

         i) at either party's option upon not less than thirty (30) days prior written notice to the other party if the other party has materially breached any of the terms and conditions of this Agreement and has failed to cure such breach within thirty (30) days of its receipt of written notice from the non-breaching party describing such breach; or

         ii) upon the mutual written consent of Trintech and RSA.

11)  MISCELLANEOUS PROVISIONS

     a)  Governing Law and Jurisdiction. THIS AGREEMENT WILL BE GOVERNED BY AND
         ------------------------------
         CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA, IRRESPECTIVE OF ITS CHOICE OF LAW PRINCIPLES. All disputes arising out of this Agreement will be subject to the exclusive jurisdiction and venue of the California state courts and the United States District Court for the Northern District of California, and the parties consent to the personal and exclusive jurisdiction of these courts. The Parties agree that the United Nations Convention on Contracts for the International Sale of Goods shall not apply to this Agreement and hereby exclude such application.

     b)  Binding upon Success and Assigns. Neither Party shall assign or
         --------------------------------
         delegate this Agreement or any right or obligation hereunder, by operation of law or otherwise, and any purported assignment or delegation shall be void and without force or effect, except (i) Following the written consent of the other Party or (ii) in connection with a Change of Control of such Party: provided that (i) any permitted successor to a Party shall be bound by each and every obligation and restriction to which such Party is bound hereunder, (ii) no license granted hereunder shall apply to any conduct or product of any such successor prior to the relevant assignment of this Agreement and (iii) the assigning Party shall provide the other Party with prompt notice of the relevant assignment this Agreement. Notwithstanding any other provision hereof, neither (1) a sale of assets unrelated to this Agreement, (2) any merger or other transaction to which a Party is the surviving entity nor (3) any reincorporation shall be considered an assignment or delegation hereof. For purposes of this paragraph, "Change of Control" of a Party shall mean the direct or indirect acquisition of either (i) the majority of such Party's voting stock or
         (ii) all or substantially all of the assets of such Party to which this Agreement relates in a single transaction or a series of related transactions. Notwithstanding any other provision of this Agreement, Trintech may assign or sublicense this agreement or any right of Trintech hereunder to any Affiliate, as that term is defined in the License Agreement.

     c)  Severability. If any provision or this Agreement is found to be invalid
         ------------
         or unenforceable, such provision shall be severed from the Agreement and the remainder of this Agreement shall be interpreted so as best to reasonably effect the intent of the Parties. Entire Agreement.
                  ----------------

     d) Entire Agreement. This Agreement, together with its exhibits, constitutes the entire understanding and agreement of the Parties with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements, representations and understandings between the Parties.

     e) Amendment and Waiver. Any term or provision of this Agreement may be amended, and the observance of any term of this Agreement may be waived, only by a writing signed by the Party to be bound. The failure of either Party to enforce at any time any of the previsions of this Agreement, or the failure to require at any time performance by the other Party of any of the provisions of this Agreement, shall in no way be construed to be a present or future waiver of such provisions, nor in any way affect the ability of either Party to enforce each and every such provision thereafter. The express waiver by either Party of any provision, condition or requirement of this Agreement shall not constitute a waiver of any future obligation to comply with such provision, condition or requirement.

     f)  Notices. Any notice, demand, or request with respect to this Agreement
         -------
         shall be in writing and shall be effective only if it is delivered by hand or mailed, certified or registered mail, postage prepaid, return receipt requested, addressed to the appropriate Party at its address first set forth above. Such communications shall be effective when they are received by the addressee; but if sent by certified or registered mail in the manner set forth above, they shall be effective not later than three (3) days after being deposited in the mail. Any Party may change its address for such communications by giving notice to the other Party in conformity with this paragraph.

     g)  Export Compliance and Foreign Reshipment Liability. THIS AGREEMENT IS
         --------------------------------------------------
         EXPRESSLY MADE SUBJECT TO ANY LAWS, REGULATIONS, ORDERS OR OTHER RESTRICTIONS ON THE EXPORT FROM THE UNITED STATES OF AMERICA OF THE LICENSED SOFTWARE OR LICENSED PRODUCTS OR OF INFORMATION ABOUT THE LICENSED SOFTWARE OR LICENSED PRODUCTS WHICH MAY BE IMPOSED FROM TIME TO TIME BY THE GOVERNMENT OF THE UNITED STATES OF AMERICA. NOTWITHSTANDING ANYTHING CONTAINED IN THIS AGREEMENT TO THE CONTRARY, NEITHER TRINTECH NOR TRINTECH INC SHALL EXPORT OR REEXPORT, DIRECTLY OR INDIRECTLY, ANY LICENSED SOFTWARE OR LICENSED PRODUCTS OR INFORMATION PERTAINING THERETO TO ANY COUNTRY TO WHICH SUCH EXPORT OR REEXPORT IS RESTRICTED OR PROHIBITED, OR AS TO WHICH SUCH GOVERNMENT OR ANY AGENCY THEREOF REQUIRES AN EXPORT LICENSE OR OTHER GOVERNMENTAL APPROVAL AT THE TIME OF EXPORT OR REEXPORT WITHOUT FIRST OBTAINING SUCH LICENSE OR APPROVAL

     h)  Remedies Non-Exclusive. Except as otherwise expressly provided, any
         ----------------------
         remedy provided for in this Agreement is deemed cumulative with, and not exclusive of, any other remedy provided for in this Agreement or otherwise available at law or in equity. The exercise

     k)  Counterparts. This Agreement may he executed in counterparts or
         ------------
         duplicate originals, both of which shall be regarded as one and the same instrument, and which shall be the official and governing version in the interpretation of this Agreement.

          IN WITNESS WHEREOF, each of RSA, SDTI and Trintech have executed this Agreement by their duly authorized officers.

RSA Data Security, Inc.                 Trintech Manufacturing, Ltd.

By:   /s/ [ILLEGIBLE]^^                 By:        /s/ [ILLEGIBLE]^^
    ------------------------------              -------------------------
Title:  Chief Operating Officer         Title:    DIRECTOR
       ---------------------------              -------------------------
Phone:  (650) 595-8782                  Phone:    353-1-2956766
       ---------------------------              -------------------------
Fax:    (650) 595-5198                  Fax:      353-1-2954735
      ----------------------------              -------------------------

Security Dynamics Technologies, Inc.    Trintech, Inc.

By:  /s/ [ILLEGIBLE]^^                  By:     /s/ [ILLEGIBLE]^^
   -------------------------------              -------------------------
Title: Senior Vice President            Title:   DIRECTOR
      ----------------------------              -------------------------
Phone:  (650) 595-8782                  Phone:    408 879 1901
       ---------------------------              -------------------------
Fax:    (650) 595-5198                  Fax:      408 559 9537
      ----------------------------              -------------------------

                                 Attachment A

------------------------------------------------------
                           Work in Process
------------------------------------------------------
    S/PAY                      BCI/CRL
                         Certificate Renewal
                            Root History
                              Bug Fixes
                            Release Notes
------------------------------------------------------

                                 Attachment B

                          "Qualified Lead" Definition

Qualification of interest in Trintech Products including S/PAY requires the following:


1.  Provide potential customer with Product information from Trintech

2.  Provide formal introduction for Trintech sales personnel

3.  Deliver joint sales presentation and Product demonstration

4.  Deliver a follow-up presentation to customer/prospect

5.  Assist Trintech personnel in contract negotiation and closing